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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                              --------------------




                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) NOVEMBER 10, 1997




                              UNITRODE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)



            MARYLAND                   1-5609                   04-2271188
            --------                   ------                   ----------
State or other jurisdiction of      (Commission                IRS Employer
incorporation or organization)      File Number)             Identification No.)




7 Continental Boulevard, Merrimack, NH                            03054
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(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code: (603) 424-2410





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ITEM 5. OTHER EVENTS.

On November 10, 1997, Unitrode Corporation issued a press release announcing the appointment of Robert J. Richardson as President and Chief Executive Officer and a director of the Company. Mr. Richardson's appointment as a director fills a vacancy on the Board of Directors created by the resignation of Edward H. Browder as a director. Robert L. Gable, who was Chief Executive Officer of the Company, will remain with the Company as Chairman of the Board of Directors (see copy of press release attached).

On November 11, 1997, the Board of Directors of the Company authorized the repurchase of up to one (1) million shares of its common stock from time to time in the open market. Whether any such repurchases will be made, and the number of shares purchased, will depend upon the availability of shares at acceptable price levels (see copy of press release attached).




ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)       Financial statements of businesses acquired:

                  Not applicable.

(b)       Pro Forma financial information:

                  Not applicable.

(c)       Exhibits:

                  (99)(a) Press Release dated November 10, 1997
                  (99)(b) Press release dated November 17, 1997.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          UNITRODE CORPORATION
                                          (Registrant)



                                          By: /s/ Allan R. Campbell
                                              ---------------------------------
                                              Senior Vice President
                                              and General Counsel






                                  EXHIBIT INDEX


Exhibit No.                                                             Page No.
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(99)(a)  Press Release dated                                               4
         November 11, 1997

(99)(b)  Press Release dated                                               6
         November 17, 1997







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